As filed with the Securities and Exchange Commission on January 18, 2007

Registration No. 333-124855

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTENNIAL BANK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6022	41-2150446
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1331 Seventeenth Street, Suite 300

Denver, Colorado 80202

(303) 296-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zsolt K. Besskó, Esq.

Executive Vice President, General Counsel and Secretary

Centennial Bank Holdings, Inc.

1331 Seventeenth Street, Suite 300

Denver, Colorado 80202

(303) 296-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mitchell S. Eitel, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Allen Z. Sussman, Esq. Morrison & Foerster, LLP 555 West Fifth Street, Suite 3500 Los Angeles, California 90013 (213) 892-5200

Approximate date of commencement of proposed sale to the public:    Not Applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the earlier registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-124855), as amended (the “Registration Statement”), to deregister the securities remaining unsold under the Registration Statement. Because these unsold securities became freely tradable upon expiration of the required holding periods under Rule 144 of the Securities Act of 1933, it is no longer necessary for the Registrant to maintain the effectiveness of the Registration Statement. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 17, 2007.

CENTENNIAL BANK HOLDINGS, INC.

By:	/s/ Paul W. Taylor
Name:	Paul W. Taylor
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Daniel M. Quinn Daniel M. Quinn	President, Chief Executive Officer and Director (Principal Executive Officer)	January 17, 2007

	/s/ Paul W. Taylor Paul W. Taylor	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 17, 2007

	* John M. Eggemeyer	Chairman of the Board	January 17, 2007

	* Edward B. Cordes	Director	January 17, 2007

	* William R. Farr	Director	January 17, 2007

	Stephen D. Joyce	Director

	* Stephen B. Shraiberg	Director	January 17, 2007

	Kathleen Smythe	Director

	* Matthew P. Wagner	Director	January 17, 2007

	* Albert C. Yates	Director	January 17, 2007

*By:	/s/ Paul W. Taylor
Paul W. Taylor Attorney-in-fact